EXHIBIT 99.2

INDEX TO FINANCIAL STATEMENTS

Unaudited Combined Pro Form Financial Information:

Unaudited Pro Forma Combined Balance Sheet for the Year Ended December 31, 2013	F-2

Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2014	F-3

Unaudited Pro Forma Combined Statements of Operations for the Six Months Ended June 30, 2013	F-4

Notes to Pro Forma Combined Financial Statements	F-5

VICTORY ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2013

	12/31/2013 (As Reported)	Acquisition		Disposition		12/31/2013 (Pro-Forma Combined)
ASSETS
Current Assets
Cash and cash equivalents	$20,858	$(2,491,888)	(a)	$4,021,000	(d)	$1,549,970
Accounts receivable - less allowance for doubtful accounts of $200,000	116,542					116,542
Accounts receivable - affiliate	68,571					68,571
Prepaid expenses	38,663	-		-		38,663
Total current assets	244,634	(2,491,888)		4,021,000		1,773,746

Fixed Assets
Furniture and equipment	43,173	-		-		43,173
Accumulated depreciation	(11,597)	-		-		(11,597)
Total furniture and fixtures, net	31,576	-		-		31,576

Oil and gas properties (successful efforts method)	3,715,648	2,491,888	(a)	(2,122,738)	(d)	4,091,619
		6,821	(c)
Accumulated depletion, depreciation and amortization	(1,517,836)	-		247,151	(b)	(1,270,685)
Total oil and gas properties, net	2,197,812	2,498,709		(1,875,587)		2,820,934

Total Assets	$2,474,022	$6,821		$2,145,413		$4,626,256

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$351,435	$-		$-		$351,435
Accrued liabilities	196,913	-		-		196,913
Accrued liabilities - related parties	18,542	-		-		18,542
Liability for unauthorized preferred stock issued	9,283	-		-		9,283
Total current liabilities	576,173	-		-		576,173

Other Liabilities
Asset retirement obligations	51,954	6,821	(c)	(14,179)	(e)	44,596
Long term note payable
Total long term liabilities	51,954	6,821		(14,179)		44,596

Total liabilities	628,127	6,821		(14,179)		620,769

Stockholders' Equity
Common stock	27,564	-		-		27,564
Additional paid-in capital	34,404,239	-		-		34,404,239
Accumulated earnings (deficit)	(36,901,894)	-		1,079,796	(f)	(35,822,098)
Total Victory Energy Corporation stockholders' equity (deficit)	(2,470,091)	-		1,079,796		(1,390,295)
Non-controlling interest	4,315,986	-		1,079,796	(f)	5,395,782
Total stockholders' equity	1,845,895	-		2,159,592		4,005,487

Total Liabilities and Stockholders' Equity	$2,474,022	$6,821		$2,145,413		$4,626,256

The accompanying notes are an integral part of these pro forma combined financial statements.

VICTORY ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

	6/30/2014 (As Reported)	Acquisition	6/30/14 (Pro Forma Combined)
		(g)
Revenues
Oil and gas sales	$432,960	$215,609	$648,569
Total revenues	432,960	215,609	648,569

Operating Expenses:
Lease operating costs	115,632	35,413	151,045
Production taxes	25,262	11,180	36,442
Exploration	24,172	-	24,172
General and administrative	1,463,628	-	1,463,628
Depreciation/depletion/amortization	170,071	-	170,071
Total operating expenses	1,798,765	46,593	1,845,358

Income (loss) from operations	(1,365,805)	169,016	(1,196,789)

Other Income (Expense):
Gain on sale of oil and gas properties	2,159,592	-	2,159,592
Management fee income	88,892	-	88,892
Interest expense	(31,008)	-	(31,008)
Total other income	2,217,476	-	2,217,476

Net income	851,671	169,016	1,020,687
Less: Net income attributable to non –controlling interest	1,014,785	84,508	1,099,293
Net income (loss) attributable to Victory Energy Corporation	$(163,114)	$84,508	$(78,606)

Loss from continuing operations per common share:
Basic and diluted	$(0.01)		$(0.00)

Weighted average common shares outstanding:
Basic and diluted	27,898,958		27,898,958

These accompanying notes are an integral part of the pro forma combined financial statements.

VICTORY ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013

	6/30/13 (As Reported)	Acquisition	6/30/13 (Pro Forma Combined)
		(h)
Revenues
Oil and gas sales	$255,678	$147,525	$403,203
Total revenues	255,678	147,525	403,203

Operating Expenses:
Lease operating costs	74,986	21,081	96,067
Dry hole costs	3,610	-	3,610
Production taxes	20,603	6,580	27,183
Exploration	15,577	-	15,577
General and administrative	900,443	-	900,443
Depreciation/depletion/amortization	77,899	-	77,899
Total operating expenses	1,093,118	27,661	1,120,779

Loss from operations	(837,440)	119,864	(717,576)

Other Income (Expense):
Interest expense	(946)	-	(946)
Total other expense	(946)	-	(946)

Net income (loss)	(838,386)	119,864	(718,522)
Less: Net income (loss) attributable to non –controlling interest	(112,289)	59,932	(52,357)
Net income (loss) attributable to Victory Energy Corporation	$(726,097)	$59,932	$(666,165)

Loss from continuing operations per common share:
Basic and diluted	$(0.03)		$(0.03)
Weighted average common shares outstanding:
Basic and diluted	27,563,619		27,563,619

The accompanying notes are an integral part of the pro forma combined financial statements.

VICTORY ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

Victory is the managing partner of Aurora, and holds a 50% partnership interest in Aurora. Aurora, a subsidiary of the Company, is consolidated with Victory for financial statement purposes, as the terms of the partnership agreement that governs the operations of Aurora give Victory effective control of the partnership. The financial statements include the accounts of Victory and the accounts of Aurora. The Company’s management, in considering accounting policies pertaining to consolidation, has reviewed the relevant accounting literature. The Company follows that literature in assessing whether the rights of the non-controlling interests should overcome the presumption of consolidation when a majority voting or controlling interest in its investee “is a matter of judgment that depends on facts and circumstances.” In applying the circumstances and contractual provisions of the partnership agreement, management determined that the non-controlling rights do not, individually or in the aggregate, provide for the non-controlling interest to “effectively participate in significant decisions that would be expected to be made in the ordinary course of business.” The rights of the non-controlling interest are protective in nature. All intercompany balances have been eliminated in consolidation.

On June 30, 2014, Aurora completed the initial closing (the “First Closing”) of a purchase of a 10% working and 7.5% net revenue interest in the proved and unproved Permian Basin Fairway Operations from a third party (the “Fairway Seller”) for $2,491,888 in cash, subject to customary purchase price adjustments. On the First Closing, the Fairway Seller assigned certain of the assets in its Permian Basin Fairway Operation (the “First Closing Assets”) to Aurora. On the Second Closing Date, Aurora will pay the balance of the purchase price in return for the assignment by the Seller of the remaining Acquired Assets to Aurora. The total purchase price to be paid for the Acquired Assets will be determined upon completion of curative title work of the remaining properties in the Fairway Prospect. The Effective Date for the transfer of all assets is May 1, 2014. The acquisition of the First Closing Assets includes 7 producing wells and 4 wells completed and awaiting production start-up.

The unaudited Pro Forma Financial Combined Statements are presented for illustrative purposes only and do not purport to represent what our financial position or results of operations would have been if the transactions had occurred as presented, or to project our financial position or results of operations for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the Transactions and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited Combined Pro Forma Financial Statements have been made.

2. Acquisition and Disposition Accounting

The Acquisition first closing was on June 30, 2014 for cash consideration of $2,491,888 and had an effective date of May 1, 2014. The assets acquired and liabilities assumed are presented based on their estimated acquisition date fair values. Transaction costs associated with the acquisition are expensed as incurred.

The following table summarizes the estimated acquisition date fair values of the net assets to be acquired in the transaction:

Assets
Oil and gas properties	$2,498,709
Liabilities
Asset retirement obligations	(6,821)
Net assets to be acquired	$2,491,888

VICTORY ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS — (CONTINUED)

On June 5, 2014, Aurora completed the disposition of all of its interest in the Lightnin’ property for cash consideration of $4,021,000. The effective date for the transaction was April 1, 2014. Aurora held a 20% working and 15% net revenue interest in the Lightnin’ property operated by a third party. The Company recognized a gain on the sale of the Lightnin’ property of $2,159,592.

3. Pro Forma Adjustments

Combined Balance Sheets

(a)	To record the assets and liabilities acquired.
(b)	To record the accumulated depletion on assests disposed.
(c)	To record the asset retirement obligation associated with the acquired properties.
(d)	To record the assets and liabilities disposed of.
(e)	To record the asset retirement obligation associated with the disposition.
(f)	To record the non-controlling interest portion of the gain on sale of properties

Combined Statements of Operations

(g)
To record the revenues and operating expenses associated with the acquisition for the six months ended June 30, 2014, less amounts attributable to non-controlling interest since acquired properties were purchased by the Company’s 50% owned subsidiary.

(h)
To record the revenues and operating expenses associated with the acquisition for the six months ended June 30, 2013, less amounts attributable to non-controlling interest since acquired properties were purchased by the Company’s 50% owned subsidiary.